EXHIBIT 16.1

May 6, 2011

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Pacific Gold Corp.
File 000-32629

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Pacific Gold Corp., and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida
May 6, 2011